EXHIBIT 3.1

B Y L A W S

OF

MACATAWA BANK CORPORATION
A Michigan Corporation

(As Amended and Restated November 19, 2009)

ARTICLE I
OFFICES

          1.1  Registered Office. The registered office of the corporation shall be located at the address specified in the Articles of Incorporation or at such other place as may be determined by the Board of Directors.

          1.2  Other Offices. The business of the corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

ARTICLE II
CAPITAL SHARES

          2.1  Share Certificates. Certificates representing shares of the corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the corporation by the Chairman of the Board, the President or a Vice President, and may also be signed by another officer of the corporation, and shall be sealed with the seal of the corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

          2.2  Replacement of Lost or Destroyed Certificates. If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the officers, the transfer agent or the registrar of transfers of the corporation in their sole discretion, deem advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

          2.3  Issuance of Shares Without Certificates. The corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates. Such written statement shall include (i) the name of the corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the corporation, and (v) any other information required by law.

          2.4  Transfer of Shares; Shareholder Records. Capital shares of the corporation shall be transferable only upon the books of the corporation. Old certificates shall be surrendered to the corporation by delivery to the person in charge of the transfer books of the corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued.

          The corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

          2.5  Rules Governing Share Certificates. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

          2.6  Dividends. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the corporation's outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.

          In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act.

          2.7  Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of the transfer agent and of the registrar of transfers, or as the Board of Directors may otherwise direct.

ARTICLE III
SHAREHOLDERS

          3.1  Place of Meetings. Meetings of shareholders shall be held at the registered office of the corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

          3.2  Annual Meeting. An annual meeting of the shareholders shall be held on such date and time as is designated by the Board of Directors. One of the purposes of this annual meeting shall be the election of directors.

          3.3  Special Meetings. Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors, by the Chairman of the Board, or by the President, and shall be held on a date fixed by the Board of Directors, the Chairman of the Board or the President.

          3.4  Record Date and Notice of Meetings.

          (a)          For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effective date of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

          (b)          If a record date is not fixed by the Board of Directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

          (c)          Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented. For the purposes of these Bylaws, "electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting.

          (d)          Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

          (e)          When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

          3.5  Voting Lists. The corporation's officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.5 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

          3.6  Voting. Except as may be otherwise provided in the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such shareholder; provided, however, that no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Michigan Business Corporation Act or the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election. When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.

          3.7  Quorum.

          (a)          Unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law, the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.

          (b)          Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law.

          (c)          If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.

          (d)          Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the Secretary of this corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.

          3.8 Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (a)          The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b)          If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

          (c)          The chairman may require any person who is not a bona fide shareholder of record on the record date or a validly appointed proxy of such a shareholder to leave the meeting.

          (d)          The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.

          (e)          When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

          (f)          When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

          (g)          When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

          (h)          When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

          3.9  Inspector of Elections. The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the chairman of the meeting may appoint one or more persons to fill such vacancy or vacancies or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If the right of any person to vote at the meeting is challenged, the inspectors of election shall determine the right. The inspectors shall receive and count the votes either upon an election, or for the decision of any question, and shall determine the result. The certificate of the inspectors regarding any vote shall be prima facia evidence thereof.

          3.10  Participation in Meeting by Remote Communication. A shareholder may participate (including voting) in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the Board of Directors authorizes such participation; (b) all participants are advised of the means of remote communication and the names of the participants in the meeting; (c) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may hold a meeting of shareholders solely by means of remote communication if the requirements of this Section 3.10 and Section 4.13 are met.

ARTICLE IV
DIRECTORS

          4.1  Board of Directors. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall consist of that number of directors specified in compliance with Article VIII of the Articles of Incorporation. The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. Directors shall serve until their respective terms expire and their successors are elected and qualified or until their earlier resignation or removal.

          4.2  Resignation and Removal. A director may resign by written notice to the corporation, which resignation is effective upon its receipt by the corporation or at a subsequent time as set forth in the notice.

          Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws or by the Articles of Incorporation of the corporation), any one or more directors of the corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the corporation) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors voting together as a single class.

          4.3  Vacancies and Increase in Number. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the corporation) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

          4.4  Place of Meetings and Records. The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

          4.5  Annual Meetings. The annual meeting of the Board of Directors may be held, without notice immediately after the annual shareholders meeting. If such meeting is not so held, whether because a quorum is not present or for any other reason, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

          4.6  Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

          4.7  Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President. Special meetings shall be called by the Chairman of the Board or the President on the request of any two directors.

          4.8  Quorum and Vote. A majority of the directors then in office constitutes a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws. If a quorum is not present, the directors present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

          4.9  Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all directors, then in office, or members of such committee, as the case may be, consent thereto in writing or by electronic transmission. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

          4.10  Corporate Seal. The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

          4.11  Compensation of Directors. Directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.

          4.12  Committees.

          (a)          The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The Board of Directors may fill any vacancies in any committee as they occur.

          (b)          The Audit Committee will perform the function of an audit committee for the corporation and each of its subsidiaries as that function is defined in the Audit Committee Charter adopted by the Board of Directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          (c)          The Compensation Committee will perform the function of a compensation committee for the corporation and each of its subsidiaries as that function is defined by custom and practice and by the Board of Directors from time to time. The Compensation Committee shall have the authority, responsibilities, and powers provided in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Compensation Committee shall have the qualifications set forth in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          (d)          The Nominating Committee will perform the function of a nominating committee for the corporation and each of its subsidiaries as that function is defined in the Nominating Committee Charter adopted by the Board of Directors from time to time. The Nominating Committee shall have the authority, responsibilities, and powers provided in the Nominating Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Nominating Committee shall have the qualifications set forth in the Nominating Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          (e)          The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

          (f)          Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice of special meetings may be given to the members personally, by telephone, by mail, or by electronic transmission. A majority of the members of a committee will constitute a quorum for the transaction of the business of the committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

          (g)          In the absence or disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter or resolutions adopted by the Board of Directors to act at the meeting in place of such absent or disqualified member.

          4.13  Meeting by Remote Communication. The Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

          4.14  Notice. Except as otherwise provided by these Bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:

          (a)          by mailing a written notice of the meeting to the address that the director has designated or, in the absence of designation, to the last known address of the director, at least two days before the date of the meeting; or

          (b)          by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by electronic transmission, to the address that the director has designated, or in the absence of such designation, to the director's last known office, home or electronic address.

          4.15  Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          4.16  Waiver of Notice. A director's attendance at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. Notice of any meeting of the Board of Directors or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.

          4.17  Chairman of the Board. The Board of Directors at its first meeting after the annual meeting of the shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its members a Chairman of the Board and may appoint one or more Vice Chairmen. The Chairman of the Board shall have such other duties, powers and authority as may be delegated by the Board of Directors. The Chairman of the Board is not an officer or executive officer of the corporation unless he or she is also the President or otherwise appointed and designated an officer by the Board of Directors. The Chairman of the Board shall be the chairman at all meetings of the Board of Directors. The Chairman of the Board shall be the chairman at all meetings of the shareholders, or the Chairman of the Board or the Board of Directors may designate the President to serve as chairman of any or all meetings of the shareholders in lieu of the Chairman of the Board. The Chairman of the Board and any Vice Chairman of the Board shall serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time and for any reason.

ARTICLE V
OFFICERS

          5.1  Officers. The Board of Directors shall appoint a President, a Secretary and a Treasurer, all of whom shall be officers of the corporation. The Board of Directors may also appoint and expressly designate Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, or such other individuals as it may deem proper to be officers of the corporation with such titles as the Board of Directors may deem appropriate. Any officer appointed by the Board shall hold office for an indefinite term at the pleasure of the Board of Directors. All officers shall respectively have such authority and perform such duties in the management of the property and affairs of the corporation as may be delegated by the Board of Directors. Any officer may be removed by the Board of Directors at any time and for any reason. The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise. The Board of Directors shall have the power to fill any vacancies in any offices.

          5.2  Appointment to Titled Positions. The Board of Directors or the President may from time to time appoint individuals to titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the President. The title of "Vice President" with or without other words, may be conferred on a holder of a titled position. Dismissal of the holder of a titled position, appointment of replacement for a holder of a titled position, appointment of an additional titled position holder, and a change of titled position holder to a different or additional position may be made by the Board of Directors or the President. Any two or more titled positions may be filled by the same person.

          5.3  Authority of Officers. The President, Executive Vice Presidents, Senior Vice Presidents, Secretary and Treasurer, and any Vice Presidents or other persons as the Board of

Directors shall have appointed and expressly designated as officers, shall be the only officers of the corporation. Only the officers of the corporation shall have the discretionary authority to determine the fundamental policies of the corporation. Holders of titled positions who have not been expressly designated as officers of the corporation in this Section or by the Board of Directors are not officers of the corporation regardless of their titles.

          5.4  Authority of Titled Positions. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the corporation and shall not, by reason of holding such titled positions, be entitled to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

          5.5  President. Unless the Board shall determine otherwise, the President shall be the Chief Executive Officer as well as the Chief Operating Officer of the corporation and shall have general supervision, direction, and control of the business of the corporation, the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a corporation, and the duty and responsibility to implement and accomplish the objectives of the corporation. In the absence or nonelection of a Chairman of the Board, the President shall be the chairman at all meetings of shareholders and at all meetings of the Board of Directors. The President shall perform such other duties as may be assigned by the Board of Directors.

          5.6  Other Officers. Each Executive Vice President, Senior Vice President, and any Vice Presidents who are appointed and designated as officers by the Board of Directors shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors or the President. In case of the absence of or the inability to act of the President, the duties of the President shall be performed by the Executive Vice Presidents, the Senior Vice Presidents, and any Vice Presidents designated by the Board of Directors as officers, in the order of their seniority or such other priority as may be established by the Board of Directors, unless and until the Board of Directors shall otherwise direct, and, when so acting the duly authorized Executive Vice President, Senior Vice President, or Vice President shall have all the powers of, and shall be subject to the restrictions upon, the President.

          5.7  Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be selected by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors.

          5.8  Secretary. The Secretary shall give or cause to be given notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the Secretary's absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the Chief Executive Officer or by the directors as provided in these Bylaws. The Secretary shall record all the proceedings of meetings of shareholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors.

          5.9  Subsidiary Officers. The officers of any subsidiary of the corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of this corporation, nor shall any such officer of a subsidiary of this corporation, unless he or she is also a director or executive officer of this corporation, be entitled to have access to any files, records, or other information relating or pertaining to this corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of this corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          6.1  Contracts. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

          6.2  Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

          6.3  Checks. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, or officers, or agent, or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          6.4  Deposits. All funds of the corporation, not otherwise employed, shall be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII
MISCELLANEOUS

          7.1  Fiscal Year. The fiscal year of this corporation shall be fixed by resolution of the Board of Directors.

          7.2  Voting of Securities. Securities of another corporation or entity standing in the name of this corporation, which are entitled to vote may be voted, in person or by proxy, by the Chairman of the Board or the President of this corporation or by such other or additional persons as may be designated by the Board of Directors.

          7.3  Inconsistencies with Articles of Incorporation. In the event of any inconsistency between any provision of these Bylaws and any provision of the corporation's Articles of Incorporation, the Articles of Incorporation shall control.

ARTICLE VIII
INDEMNIFICATION

          8.1  Indemnification in Action by Third Party.  The corporation shall indemnify any director or officer of the corporation and may indemnify any employee, agent, or other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          8.2.  Indemnification in Action by or in Right of the Corporation.  The corporation shall indemnify any director or officer of the corporation and may indemnify any employee, agent, or other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders.  Indemnification shall not be made for any such claim, issue, or matter in which the person shall have been found liable to the corporation except to the extent authorized by statute.

          8.3  Expenses.  To the extent that a director or officer of the corporation or any other person entitled to mandatory indemnification under Section 8.1 or 8.2 of this Article has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 8.1 or 8.2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses (including attorneys' fees), incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.  The corporation may indemnify any other employee, agent or person who may be indemnified under Section 8.1 or 8.2 to the extent that person has been successful on the merits or otherwise against actual and reasonable expenses (including attorneys' fees) incurred by the person in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

          8.4  Determination, Evaluation, and Authorization of Indemnification.

          (a)          Any person who claims indemnification under Section 8.1 or 8.2 of this Article or the Articles of Incorporation shall be entitled to a strong presumption that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, that he or she had no reason to believe his or her conduct was unlawful.  Except as otherwise provided in Subsection (e) or unless ordered by a court, the corporation shall make an indemnification under Section 8.1 or 8.2 of this Article upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 or 8.2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation may be made in any of the following ways:

          (i)          By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (ii)          If a quorum cannot be obtained under Subsection (i) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (iii)          By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

          (A)          By the Board of Directors or its committee in the manner prescribed in Subsection (i) or (ii) above.

          (B)          If a quorum of the Board of Directors cannot be obtained under Subsection (i) above and a committee cannot be designated under Subsection (ii) above, by the Board of Directors.

          (iv)          By all independent directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (v)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (b)          In the designation of a committee under Subsection (a)(ii) or in the selection of independent legal counsel under Subsection (a)(iii)(B), all directors may participate.

          (c)          If a person is entitled to indemnification under Section 8.1 or 8.2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

          (d)          The corporation shall authorize payment of indemnification under this Section in one of the following ways:

          (i)          By the Board of Directors in one of the following ways:

          (A)          If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (B)          By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (C)          If the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (D)          If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the Board of Directors in accordance with Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.

          (ii)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (e)          To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the corporation may indemnify a director for the expenses and liabilities described in this Subsection without a determination that the director has met the standard of conduct set forth in Section 8.1 or 8.2, but no indemnification shall be made except to the extent authorized in Section 564c of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the corporation as described in Section 8.2, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in Section 8.1, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

          (f)          Notwithstanding the foregoing, if a change in control of the corporation has occurred, and all or any part of the events or circumstances giving rise to the claim for which indemnification is sought occurred prior to the change in control, a determination that a person claiming mandatory indemnification under this Article is not entitled to indemnification shall be made only by a court of competent jurisdiction in an order, opinion, or judgment.  A change in control shall be deemed to have occurred if a majority of the Board of Directors is composed of persons who were not directors of this corporation at the time of all such events and circumstances, or a majority of the shares of common stock of the corporation or its successor are held by a shareholder or group of shareholders who held fewer than 25 percent of the corporation's common stock at the time of such events and circumstances.

          8.5  Advances.

          (a)          The corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by statute for the indemnification of a person under the circumstances.

          (b)          The undertaking required by Subsection (a) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

          (c)          An evaluation of reasonableness under this Section shall be made in the manner specified in Section 8.4(a) above, and authorizations shall be made in the manner specified in Section 8.4(d) above.

          (d)          A provision in the Articles of Incorporation or Bylaws, a resolution of the Board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

          8.6  Other Indemnification Agreements.  The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided in this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs, personal representatives, and administrators.

          8.7  Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have power to indemnify the person against the liability under this Article.

          8.8  Definitions.  For the purposes of this Article: (a) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (b) "other enterprises" shall include employee benefit plans; (c) "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which service imposes duties on, or involves services by, the director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in manner "not opposed to the best interest of the corporation or its shareholders" as referred to in Sections 8.1 and 8.2.

          8.9  Contract Rights.  The provisions of this Article shall be deemed to be a contract for the benefit of and enforceable by any person entitled to indemnification under this Article and shall be applicable to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors and officers of the corporation who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors and officers of the corporation referred to in this Article.  Changes in these Bylaws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change. The provisions of this Article shall survive any merger, consolidation or sale of the corporation's stock or substantially all of the business or assets of the corporation.

          8.10  Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation whose indemnification is authorized under the Articles of Incorporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

          8.11  Construction. It is the intent of this Article to grant to the directors and officers of this corporation, and to directors and officers serving at the request of this corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time. This Article shall be liberally construed to give effect to such intent. This corporation further intends, acknowledges, and agrees that all directors and officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article. Accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director or officer without his or her consent.

          8.12  Authority. The indemnification provided for in this Article is under the authority granted by Article VII of the Articles of Incorporation to the corporation

ARTICLE IX
AMENDMENTS

          These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.